UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2026

Aura Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40971	32-0271970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Guest Street
Boston, Massachusetts		02135
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 500-8864

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AURA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director to the Board of Directors

On July 3, 2026, the Board of Directors (the “Board”) of Aura Biosciences, Inc. (the “Company”) increased the size of the Board from six to seven directors and unanimously appointed Jeremy Bender, Ph.D., M.B.A., as a Class II director, effective July 7, 2026 (the “Effective Date”), to fill the newly created vacancy. Dr. Bender’s term will expire at the Company’s 2029 annual meeting of stockholders. Dr. Bender also has been appointed to the Compensation Committee and the Nominating and Corporate Governance Committee of the Board, effective on the Effective Date. The Board has determined that Dr. Bender qualifies as an independent director and is qualified to serve under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing rules of the Nasdaq Stock Market LLC.

For his service on the Board, Dr. Bender is eligible to receive the same cash compensation as the Company’s other non-employee directors in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy, which was amended and restated by the Board on June 11, 2026 and is described below (the “Policy”). Consistent with the Policy, Dr. Bender has received an initial, one-time stock option award to purchase 60,000 shares of the Company’s common stock, $0.00001 par value per share (“Common Stock”), and an initial, one-time restricted stock unit award covering 30,000 shares of Common Stock. These initial awards will vest in equal annual installments over three years, and will generally stop vesting if Dr. Bender ceases to serve on the Board.

In addition, Dr. Bender will enter into an indemnification agreement with the Company, the form of which was filed with the SEC as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-260156) on October 25, 2021, pursuant to which the Company may be required, among other things, to indemnify Dr. Bender for certain expenses (including reasonable attorneys’ fees), judgments, fines, penalties, excise taxes and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as a director of the Company.

There are currently no arrangements or understandings between Dr. Bender and any other person pursuant to which Dr. Bender was appointed to the Board and there are no family relationships between Dr. Bender and any of the Company’s directors or executive officers. There are currently no transactions in which Dr. Bender has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing Dr. Bender’s appointment to the Board is attached hereto as Exhibit 99.1 and shall be deemed furnished and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Amended and Restated Non-Employee Director Compensation Policy

Pursuant to the Policy, as amended and restated by the Board on June 11, 2026, the following cash compensation will be provided to each non-employee director of the Board:

Board of Directors:
Members	$40,000
Annual retainer for non-executive chair	$30,000
Audit Committee:
Members (other than chair)	$10,000*
Retainer for chair	$20,000*
Compensation Committee:
Members (other than chair)	$7,500*
Retainer for chair	$15,000*
Nominating and Corporate Governance Committee:
Members (other than chair)	$5,000
Retainer for chair	$10,000

*Prior to June 11, 2026, the annual retainers for members of the Audit Committee was $7,500 per year ($15,000 for the chair), and the annual retainers for members of the Compensation Committee was $6,000 per year ($12,000 for the chair).

Further, upon initial election to the Board, each non-employee director will receive an initial, one-time stock option award to purchase 60,000 shares (increased from 34,000 shares on June 11, 2026) of Common Stock (the “Initial Option Award”), and an initial, one-time restricted stock unit award covering 30,000 shares (increased from 26,000 shares on June 11, 2026) of Common Stock (the “Initial RSU Award”, and together with the Initial Option Award, the “Initial Award”), provided, if the Value (as defined in the

Policy) of the Initial Award would be greater than $800,000 (the “Initial Award Cap”), the Initial Option Award and the Initial RSU Award each shall be proportionally reduced to the nearest whole number of stock options and RSUs such that the aggregate Value is less than or equal to the Initial Award Cap. The Initial Award will vest in three equal annual installments, and is generally subject to the non-employee director’s continued service through the applicable vesting date. Furthermore, on the date of each annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting (other than a non-employee director who received the Initial Award) will be granted an annual stock option award to purchase 30,000 shares (increased from 17,000 shares on June 11, 2026) of Common Stock (the “Annual Option Award”, and an annual restricted stock unit award covering 15,000 shares (increased from 13,000 shares on June 11, 2026) of Common Stock (the “Annual RSU Award”, and together with the Annual Option Award, the “Annual Award”), provided, if the Value of the Annual Award would be greater than $400,000 (the “Annual Award Cap”), the Annual Option Award and the Annual RSU Award each shall be proportionally reduced to the nearest whole number of stock options and RSUs such that the aggregate Value is less than or equal to the Annual Award Cap. The Annual Award will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) the Company’s next annual meeting of stockholders, and is generally subject to the non-employee director’s continued service through the applicable vesting date. Such awards are subject to full accelerated vesting upon the sale of the Company.

The Company will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of the Board or any committee thereof.

The foregoing description of the Policy does not purport to be complete and is qualified in its entirety by the terms and conditions of the Policy, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1#	Aura Biosciences, Inc. Amended and Restated Non-Employee Director Compensation Policy
99.1	Press Release Dated July 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aura Biosciences, Inc.

Date:	July 8, 2026	By:	/s/ Natalie Holles
Natalie Holles Chief Executive Officer and President (Principal Executive Officer)